                                                                    EXHIBIT 3.13


                         SECOND AMENDED AND RESTATED

                          BY-LAWS FOR THE REGULATION

                                      OF

                    MEN'S APPAREL GUILD IN CALIFORNIA, INC.

                                 SHAREHOLDERS
                                 ------------

     1.   Annual Meeting.  Unless the Board of Directors or the President of the
          --------------
corporation selects a different time or date, the annual meeting of shareholders shall be held at 11:00 a.m. on the last Wednesday in February. The annual meeting shall be for the purpose of electing a Board of Directors and transacting such other business as may properly be brought before the meeting.

     2.   Special Meeting. Special meetings of shareholders may be called at any
          ---------------
time by the Board of Directors, the Chairman of the Board, the President or the holders of shares entitled to cast not less than one-tenth of the votes at the meeting.

     3.   Place.  Meetings of shareholders shall be held at the principal
          -----
executive office of the corporation or at any other place, within or without California, which is designated by the Board of Directors or the President.

     4.   Notice.
          ------

          (a) Annual and Special Meetings.  A written notice of each meeting of
              ---------------------------
shareholders shall be given not more than 60 days and, except as provided below, not less than 10 (or, if sent by third-class mail, 30) days before the meeting to each shareholder entitled to vote at the meeting. The notice shall state the place, date and hour of the meeting and, if directors are to be elected at the meeting, the names of the nominees intended to be presented by the Board of Directors for election. The notice shall also state (i) in the case of an annual meeting, those matters which the Board of Directors intends to present for action by the shareholders, and (ii) in the case of a special meeting, the general nature of the business to be transacted and that no other business may be transacted. Notice shall be delivered personally, by mail or other means addressed to each such shareholder at the address of the shareholder appearing on the books of the corporation, the address given by the shareholder to the corporation for the purpose of notice or as otherwise provided by law. Upon written request to the Chairman of the Board, the President, the Secretary or any Vice President of the corporation by any person (other than the Board of Directors) entitled to call a special meeting of shareholders, the person receiving such request shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person calling the meeting not less than 35 nor more than 60 days after receipt of the request.

          (b) Adjourned Meetings.  Notice of an adjourned meeting need not be
              ------------------
given if (i) the meeting is adjourned for 45 days or less, (ii) the time and place of the adjourned meeting are announced at the meting at which the adjournment is taken and (iii) no new record date is fixed for the adjourned meeting. Otherwise, notice of the adjourned meeting shall be given as in the case of an original meeting.

     5.   Record Date.  The Board of Directors may fix in advance a record date
          -----------
for the determination of the shareholders entitled to notice of any meeting, to vote, to receive any dividend or other distribution or allotment of rights or to exercise any rights. The record date shall be not more than 60 nor less than 10 days prior to the date of the meeting nor more than 60 days prior to such other action. If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, the close of business on the business day next preceding the day on which the meeting is held. The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given. The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later. Except as otherwise provided by law, only shareholders at the close of business on the record date are entitled to notice and to vote, to receive the dividend, distribution or allotment of rights or to exercise rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation occurring after the record date. Except as otherwise provided by law, the corporation shall be entitled to treat the holder of record of any shares as the holder in fact of such shares and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the corporation shall have express or other notice of such claim or interest. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date. The Board of Directors shall fix a new record date if the adjourned meeting takes place more than 45 days after the date set for the original meeting.

     6.   Meeting Without Regular Call and Notice.  The transactions of any
          ---------------------------------------
meeting of shareholders, however called and noticed and wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present in person or by proxy and if, either before or after the meeting, each of the persons entitled to vote who is not present at the meeting in person or by proxy signs a written waiver of notice, a consent to the holding of the meeting or an approval of the minutes of the meeting. Attendance of a shareholder at a shareholders' meeting shall constitute a waiver of notice of such meeting unless, at the beginning of the meeting, the shareholder objects to the transaction of any business because the meeting was not properly called or convened or, with respect to the consideration of a matter required to be included in the notice for the meeting which was not so included, the shareholder expressly objects to such consideration at the meeting.

     7.   Quorum and Required Vote.  A majority of the shares entitled to vote,
          ------------------------
represented in person or by proxy, constitutes a quorum for the transaction of business. No business may be transacted at a meeting in the absence of a quorum other than the adjournment of the meeting, except that if a quorum is present at the commencement of the meeting, business may be transacted until the meeting is adjourned even though the withdrawal of shareholders results in less than a quorum. If a quorum is present at a meeting, the affirmative vote of the holders of shares having a majority of the voting power of the shares represented and voting at the meeting on any matter shall be the act of the shareholders unless the vote of a larger number or voting by classes is required by law or the Articles of Incorporation. If a quorum is present at the commencement of a meeting but the withdrawal of shareholders results in less than a quorum, the affirmative vote of a majority of shares required to constitute a quorum shall be the act of the shareholders unless the vote of a larger number is required by law or the Articles of Incorporation. Any meeting of shareholders, whether or not a quorum is present, may be adjourned by the vote of a majority of the shares represented at the meeting.

     8.   Proxies.  A shareholder may be represented at any meeting of
          -------
shareholders by a written proxy signed by the person entitled to vote or by such person's duly authorized attorney-in-fact. A proxy must bear a date within 11 months prior to the meeting, unless the proxy specifies a different length of time. A revocable proxy is revoked by a writing delivered to the Secretary of the corporation stating that the proxy is revoked or by a subsequent proxy executed and delivered to the Secretary by, or by attendance at the meeting and voting in person by, the person executing the proxy.

     9.   Voting.  Except as provided below or as otherwise provided by the
          ------
Articles of Incorporation or by law, a shareholder shall be entitled to one vote for each share held of record on the record date fixed for the determination of the shareholders entitled to vote or, if no such date is fixed, the date determined in accordance with law. Upon the demand of any shareholder made at a meeting before the voting begins, the election of directors shall be by ballot. At any election of directors, shareholders may cumulate votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shares are entitled or distribute votes according to the same principle among as many candidates as desired. No shareholder shall be entitled to cumulate votes for any one or more candidates unless such candidate or candidates' names have been placed in nomination prior to the voting and at least one shareholder has given notice at the meeting prior to the voting of such shareholder's intention to cumulate votes.

     10.  Election Inspectors.  One or three election inspectors may be
          -------------------
appointed by the Board of Directors in advance of a meeting of shareholders or at the meeting by the chairman of the meeting. If not previously chosen, one or three inspectors shall be appointed by the chairman of the meeting if a shareholder or proxyholder so requests. When inspectors are appointed at the request of a shareholder or proxyholder, the majority of shares represented in person or by proxy shall determine whether one or three inspectors shall be chosen. The election inspectors shall determine all questions concerning the existence of a quorum and the right to vote, shall tabulate and determine the results of voting and shall do all other acts necessary or helpful to the expeditious and impartial conduct of the vote. If there are three inspectors, the decision, act or certificate of a majority of the inspectors is effective as if made by all.

     11.  Action Without Meeting.  Except as provided below or by the Articles
          ----------------------
of Incorporation, any action which may be taken at a meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. Unless the consents of all shareholders entitled to vote have been solicited in writing, the corporation shall give to those shareholders entitled to vote who have not consented in writing (i) a written notice at least 10 days before consummation of an action authorized by shareholders without a meeting covered by the following Sections of the California Corporations Code: 310 (certain transactions involving interested directors), 317 (indemnification of corporate agents), 1201 (reorganizations) and 2007 (certain distributions of assets) and (ii) a written notice promptly after the taking of any other action approved by shareholders without a meeting. Subject to Section 305(b) of the California Corporations Code, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.

     12.  Reports.  The annual report to shareholders specified in Section 1501
          -------
of the California Corporations Code is dispensed with, except as the Board of Directors may otherwise determine, as long as there are less than 100 holders of record of the corporation's shares. Any such annual report sent to shareholders shall be sent at least 15 (or, if sent by third-class mail, 35) days prior to the next annual meeting of shareholders and not later than 120 days after the close of the fiscal year.

     13.  Lost Stock Certificates.  The corporation may cause a new stock
          -----------------------
certificate to be issued in place of any certificate previously issued by the corporation alleged to have been lost, stolen or destroyed. The corporation may, at its discretion and as a condition precedent to such issuance, require the owner of such certificate to deliver an affidavit stating that such certificate was lost, stolen or destroyed or to give the corporation a bond or other security sufficient to indemnify it against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction or the issuance of a new certificate.

                               BOARD OF DIRECTORS
                               ------------------

     14.  Number.  The authorized number of directors of this corporation shall
          ------
be not less than three (3) nor more than five (5), provided, that (i) so long as the Corporation has only one shareholder, the authorized number of directors shall be no less than (1), and (ii) so long as the Corporation has only two shareholders, the authorized number of directors shall be no less than two (2). The exact number of directors shall be fixed by resolution of the Board of Directors. The indefinite number of directors may be changed or a definite number fixed without provision for an indefinite number by an amendment to the Articles of Incorporation or by amendment to these By-laws duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. An amendment reducing the minimum number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting of the shareholders, or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3% of the outstanding shares entitled to vote. No amendment may change the maximum number of authorized directors to a number greater than two times the minimum number of directors minus one.

     15.  Powers.  Subject to the limitations imposed by law or contained in the
          ------
Articles of Incorporation, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the ultimate direction of the Board of Directors.

     16.  Election, Term of Office and Vacancies.  At each annual meeting of
          --------------------------------------
shareholders, directors shall be elected to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which the director was elected and until a successor has been elected. The Board of Directors may declare vacant the office of any director who has been declared to be of unsound mind by court order or convicted of a felony. Vacancies on the Board of Directors not caused by removal may be filled by a majority of the directors then in office, regardless of whether they constitute a quorum, or by a sole remaining director. The shareholders may elect a director at any time to fill any vacancy not filled, or which cannot be filled, by the Board of Directors. No reduction in the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

     17.  Removal.  Except as provided below, any or all of the directors may be
          -------
removed without cause if such removal is approved by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote.
Unless the entire Board of Directors is so removed, no director may be removed if (i) the votes cast against removal, or not consenting in writing to such removal in the case of written consent, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes was cast or, if such action is taken by written consent, all shares entitled to vote were voted and (ii) the entire number of directors authorized at the time of the director's most recent election were then being elected.

     18.  Resignation.  Any director may resign by giving notice to the Chairman
          -----------
of the Board, the President, the Secretary or the Board of Directors. The resignation of a director shall be effective when given unless the director specifies a later time. The resignation shall be effective regardless of whether it is accepted by the corporation.

     19.  Compensation.  If the Board of Directors so resolves, the directors,
          ------------
including the Chairman of the Board, shall receive compensation and expenses of attendance for meetings of the Board of Directors and of committees of the Board. Nothing herein shall preclude any director from serving the corporation in another capacity and receiving compensation for such service.

     20.  Committees.  The Board of Directors may, by resolution adopted by a
          ----------
majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of a committee who may replace any absent member at any meeting of the committee. To the extent permitted by the resolution of the Board of Directors, a committee may exercise all of the authority of the Board except:

          (a) the approval of any action which, under the California Corporations Code, must be approved by the outstanding shares or approved by the shareholders;

          (b) the filling of vacancies on the Board or any committee;

          (c) the fixing of compensation of the directors for serving on the Board or any committee;

          (d) the adoption, amendment or repeal of By-laws;

          (e) the amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

          (f) a distribution to the shareholders of the corporation, except at a rate, in a periodic amount or within a price range determined by the Board; and

          (g) the appointment of any other committees of the Board or the members of such committees.

     21.  Inspection of Records and Properties.  Each director may inspect all
          ------------------------------------
books, records, documents and physical properties of the corporation and its subsidiaries at any reasonable time. Inspections may be conducted either by the director or the director's agent or attorney. The right of inspection includes the right to copy and make extracts.

     22.  Time and Place of Meetings and Telephone Meetings.  Unless the Board
          -------------------------------------------------
of Directors determines otherwise, the Board shall hold a regular meeting during each quarter of the corporation's fiscal year. One such meeting shall take place immediately following the annual meeting of shareholders. All meetings of directors shall be held at the principal executive office of the corporation or at such other place, within or without California, as shall be designated in the notice of the meeting or in a resolution of the Board of Directors. Directors may participate in a meeting through use of conference telephone or similar communications equipment, provided that all members so participating can hear each other.

     23.  Call.  Meetings of the Board of Directors, whether regular or special,
          ----
may be called by the Chairman of the Board, the President, the Secretary, any Vice President or any two directors.

     24.  Notice.  Regular meetings of the Board of Directors may be held
          ------
without notice if the time of such meetings has been fixed by the Board.
Special meetings shall be held upon four days' notice by mail or 48 hours' notice delivered personally or by telephone or telegraph, and regular meetings shall be held upon similar notice if notice is required for such meetings. Neither a notice nor a waiver of notice must specify the purpose of any regular or special meeting. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place of the adjourned meeting is announced at the meeting at which the adjournment is taken, but if a meeting is adjourned for more than 24 hours, notice of the adjourned meeting shall be given prior to the time of such meeting to the directors who were not present at the time of the adjournment.

     25.  Meeting Without Regular Call and Notice.  The transactions of any
          ---------------------------------------
meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to the holding of the meeting or an approval of the minutes of the meeting. For such purposes, a director shall not be considered present at a meeting if, although in attendance at the meeting, the director protests the lack of notice prior to the meeting or at its commencement.

     26.  Action Without Meeting.  Any action required or permitted to be taken
          ----------------------
by the Board of Directors may be taken without a meeting, if all of the members of the Board individually or collectively consent in writing to such action.

     27.  Quorum and Required Vote.  A majority of the authorized number of
          ------------------------
directors then in office shall constitute a quorum for the transaction of business, provided that, unless the authorized number of directors is one, the number constituting a quorum shall not be less than the greater of one-third of the authorized number of directors or two directors. Subject to the provisions of Section 310 (relating to certain transactions involving interested directors) and Section 317(e) (relating to indemnification of corporate agents) of the California Corporations Code, every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting. A majority of the directors present at a meeting, whether or not a quorum is present, may adjourn the meeting to another time and place.

     28.  Committee Meetings.  The principles set forth in Sections 22 through
          ------------------
27 of these By-laws shall apply to committees of the Board of Directors and to actions taken by such committees.

     29.  Indemnification of Directors and Officers.
          -----------------------------------------

          (a) Indemnification. As authorized by the articles of incorporation,
              ---------------
to the fullest extent permissible under California law and in excess of that which is expressly permitted by Section 317 of the California Corporations Code, the corporation shall indemnify its directors and officers against all expenses, judgments, fines, settlements and other amounts actually and reasonably incurred by them in connection with any proceeding, including an action by or in the right of the corporation, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans). To the fullest extent permissible under California law, expenses incurred by a director or officer seeking indemnification under this By-law in defending any proceeding shall be advanced by the corporation as they are incurred upon receipt by the corporation of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that the director or officer is not entitled to be indemnified by the corporation for those expenses. If, after the effective date of this By-law, California law is amended in a manner which permits the corporation to authorize indemnification of or advancement of expenses to its directors or officers, in any such case to a greater extent than is permitted on such effective date, the references in this By-law to "California law" shall to that extent be deemed to refer to California law as so amended. The rights granted by this By-law are contractual in nature and, as such, may not be altered with respect to any present or former director or officer without the written consent of that person.

          (b) Procedure. Upon written request to the Board of Directors by a
              ---------
person seeking indemnification under this By-law, the Board shall promptly determine in accordance with Section 317(e) of the California Corporations Code whether the applicable standard of conduct has been met and, if so, the Board shall authorize indemnification. If the Board cannot authorize indemnification because the number of directors who are parties to the proceeding with respect to which indemnification is sought prevents the formation of a quorum of directors who are not parties to the proceeding, then, upon written request by the person seeking indemnification, independent legal counsel (by means of a written opinion obtained at the corporation's expense) or the corporation's shareholders shall determine whether the applicable standard of conduct has been met and, if so, shall authorize indemnification.

          (c) Definitions. The term "proceeding" means any threatened pending or
              -----------
completed action or proceeding, whether civil criminal, administrative or investigative. The term "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification.

                                   OFFICERS
                                   --------

     30.  Titles and Authority; Execution of Corporate Instruments.
          ---------------------------------------------------------

          (a) Titles and Authority.  The officers of the corporation shall
              --------------------
include a Chairman of the Board or a President or both, a Secretary and a Treasurer. The Board of Directors may also choose one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers or other officers. Any number of offices may be held by the same person. All officers shall perform their duties and exercise their powers subject to the direction of the Board of Directors.

          (b) Execution of Corporate Instruments.  The Board of Directors may,
              ----------------------------------
in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the corporation. Unless otherwise specifically determined by the Board of
Directors:

               (a) formal contracts of the corporation, promissory notes, deeds of trust, mortgages, and other evidences of indebtedness of the corporation, and other corporate instruments or documents requiring the corporate seal (except for share certificates issued by the corporation), and share certificates owned by the corporation, shall be executed, signed, or endorsed by the President, any Vice President, the Secretary or the Treasurer;

               (b) checks drawn on banks or other depositories on funds to the credit of the corporation, or in special accounts of the corporation, shall be signed in such manner (which may be a facsimile signature) and by the President, any Vice President, the Secretary, or the Treasurer;

               (c) dividend warrants, drafts, insurance policies, and all other instruments and documents requiring the corporate signature, but not requiring the corporate seal, shall be executed or signed by the President, any Vice President, the Secretary, or the Treasurer;

               (d) share certificates issued by the corporation shall be signed (which may be a facsimile signature) jointly by (i) the President or a Vice President and (ii) the secretary or an Assistant Secretary.

          (c)  Ratification by Shareholders.  The Board of Directors may, in its
               ----------------------------
discretion, submit any contract or act for approval or ratification by the shareholders at any annual meeting of shareholders or at any special meeting of shareholders called for that purpose. Any contract or act which shall be approved or ratified by the holders of a majority of the voting power of the corporation represented at such meeting shall be as valid and binding upon the Corporation as though approved or ratified by each and every shareholder of the Corporation, unless a greater vote is required by law for such purpose.

          (d)  Voting of Shares Owned by the Corporation.  All shares of other
               -----------------------------------------
corporations owned or held by the corporation for itself or for other parties in any capacity shall be voted, and all proxies with respect thereto shall be executed, by the person authorized to do so by resolution of the Board or, in the absence of such authorization, by the President, any of the Vice Presidents, the Secretary or any Assistant Secretary.

     31.  Election, Term of Office and Vacancies.  At its regular meeting after
          --------------------------------------
each annual meeting of shareholders, the Board of Directors shall choose the officers of the corporation. The Board may choose additional officers or fill vacant offices at any other time. No officer must be a member of the Board of Directors except the Chairman of the Board. The officers shall hold office until their successors are chosen, except that the Board of Directors may remove any officer at any time.

     32.  Resignation.  Any officer may resign at any time upon notice to the
          -----------
corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. The resignation of an officer shall be effective when given unless the officer specifies a later time. The resignation shall be effective regardless of whether it is accepted by the corporation.

     33.  Chairman of the Board; President.  If the Board of Directors elects a
          --------------------------------
Chairman of the Board, such officer shall preside over all meetings of the Board of Directors and of shareholders. If there be no Chairman of the Board, the President shall perform such duties. The Board of Directors shall designate either the Chairman of the Board or the President as the chief executive officer and may prescribe the duties and powers of the chief executive officer. If there be no Chairman of the Board, the President shall be the chief executive officer.

     34.  Secretary.  Unless otherwise determined by the Board of Directors or
          ---------
the chief executive officer, the Secretary shall have the following powers and duties:

          (a) Record of Corporate Proceedings. The Secretary shall attend
              -------------------------------
meetings of shareholders and the Board of Directors and its committees and shall record all votes and the minutes of such meetings in a book to be kept at the principal executive office of the corporation or at such other place as the Board may determine. The Secretary shall keep at the corporation's principal execute office, if in California, or at its principal business office in California if the principal execute office is not in California, the original or a copy of these By-laws, as amended.

          (b) Record of Shares. Unless a transfer agent is appointed by the
              ----------------
Board of Directors to keep a share register, the Secretary shall keep a share register at the principal executive office of the corporation showing the names of the shareholders and their addresses, the number and class of shares held by each, the number and date of certificates issued and the number and date of cancellation of each certificate surrendered for cancellation.

          (c) Notices. The Secretary shall give such notices as may be required
              -------
by law or these By-laws.

     35.  Treasurer.  Unless the Board of Directors designates another chief
          ---------
financial officer, the Treasurer shall be the chief financial officer of the corporation. Unless otherwise determined by the Board of Directors or the chief executive officer, the Treasurer shall have custody of the corporate funds and securities, shall keep adequate and correct amounts of the corporation's properties and business transactions, shall disburse such funds of the corporation as may be ordered by the Board or the chief executive officer (taking proper vouchers for such disbursements), and shall render to the chief executive officer and the Board, at regular meetings of the Board or whenever the Board may require, an account of all transactions and the financial condition of the corporation.

     36.  Other Officers.  The other officers of the corporation, if any, shall
          --------------
exercise such powers and perform such duties as the Board of Directors or the chief executive officer shall prescribe.

     37.  Salaries.  The Board of Directors shall fix the salary of the chief
          --------
executive officer and may fix the salaries of other employees of the corporation, including the other officers. If the

Board does not fix the salaries of the other officers, the chief executive officer shall fix such salaries.

                                  AMENDMENT OF
                                    BY-LAWS
                                    -------


     38. By-laws may be adopted, amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote or by the Board of Directors, except that an amendment changing the authorized number of directors may only be adopted as provided in Section 14.

     39. These By-laws shall be subject to any provision of the Articles of Incorporation, as the same may be amended or restated from time to time, to the extent that the California Corporations Code permits such provision, if set forth in the Articles of Incorporation, to supervene, to modify or to constitute an exception or supplement to any provision of these By-laws.

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